Consigned Management Service Agreement

by and among

Tianjin Shengkai Industrial Technology Development Co., Ltd.

Shengkai (Tianjin) Ceramic Valve Co., Ltd.

and

The Shareholders of Tianjin Shengkai Industrial Technology Development Co., Ltd.

May 30th, 2008

Consigned Management Agreement

Consigned Management Service Agreement

This Consigned Management Service Agreement (“this Agreement”) is executed on May 30th, 2008 in Tianjin, PRC, among the following Parties:

(1)
Tianjin Shengkai Industrial Technology Development Co., Ltd. (hereinafter called “Party A”) is a limited liability company, duly incorporated in Tianjin, People’s Republic of China (“PRC”), whose legal address is: Room324, 3/F, 1stStreet, Tianjin Economic-Technological Development Area.

(2)
Shengkai (Tianjin) Ceramic Valve Co., Ltd. (hereinafter referred to as “Party B”) is a wholly foreign-owned enterprise (“WFOE”) duly incorporated in Tianjin, PRC, whose legal address is: Room A2-191, No.166 Xisandao, Konggang Logistics Processing Zones, Tianjin.

(3)	All of the shareholders of Tianjin Shengkai Industrial Technology Development Co., Ltd. (hereinafter collectively called the “Shareholders”).

Name of Each Shareholder	Shareholding Ratio (%)	ID Card No.	Contact Address
Wang Chen	71.39%	120103196412022118	204-209,Gate 8,Zhonghuan Deppartment,No.2 Road, Wujiayao, Heping District, Tianjin
Guo Wei	13.33%	120103196607222128	204-209,Gate 8,Zhonghuan Department,No.2 Road, Wujiayao, Heping District, Tianjin
Zhao Yanqiu	6.55%	2310851197903050762	Tuanjie Wei, Muleng Town, Muleng City, Helongjiang Province
Ji Haihong	6.55%	140102197002012349	No.7,Unit1,4th/F,No.11,Xinmin Zhongjie,Xinghualing District, Taiyuan City,Shanxi Province
Zhang Ying	0.48%	51010319740824628X	No.3,4th/F, Dong 315, Huangtian Bawei 4th Road, Qingyang District, Chengdu City
Miao Yang	0.48%	110108197106111811	No.1905,No.1Building, Yangguang 100 International Department, No.2, Guanghua Road,Chaoyang District, Beijing
Chen Fang	0.48%	440402197211205769	Room 401, Unit 1, Dong 3,No.2013,Xiangzhou Fenghuang North Road Xiangzhou District,Zhuhai City,Guangzhou Province
Wu Yanping	0.37%	120106196505060526	No.101,Gate 3,No.25 Building,Xinghuali,Shengli Street,Da Gang District,Tianjin
Liu Naifan	0.37%	372832196010257414	Dormitory District,Yinan Gold Mine,Yinan County,Shandong Province

Consigned Management Agreement

(Party A, Party B and the Shareholders are referred to collectively in this agreement as the “Parties” and individually as “a Party” or “each Party”.)

WHEREAS:

(1)
Party A’s business scope is as follows: The design, manufacturing and marketing of Environmental pollution control equipments (including flue gas desulphurization governance, de-dusting equipment); the production and manufacturing of industrial control systems of its transportation systems and equipments; the design, manufacturing and marketing of ceramic valves; the manufacturing environmental dedicated instrumentation electronic equipments; the manufacturing of ceramic coatings; the manufacturing and sale of high-tech ceramics; electromechanical products (except cars), chemical products (flammable, explosive, dangerous goods except prone to cause toxicity); technical consultation; technical services; operating the enterprise home-grown products as well as related technology import and export business;

(2)	Party B is engaged in researching, developing, technology consulting service of ceramic valves and ceramic materials;

(3)	The Parties agree that Party A shall consign to Party B the management of all of its business, finances and human resources;

(4)	The Shareholders hold 100% of the equity interests in Party A.

NOW THEREFORE, the Parties hereby agree through friendly negotiation as follows:

Article 1 Definition

1.1 “PRC” refers to the People’s Republic of China, excluding the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Province
1.2 “PRC Laws” refers to all PRC laws, administrative regulations and government rules in effect;

Consigned Management Agreement

1.3 “RMB” refers to the legal currency within the PRC;
1.4 “Party A Staff” refers to the senior management staff of Party A and the manager of each supermarket or store;
1.5 “Consigned Management Service Fee” or “Consideration” refers to the consideration as defined in Article 3.1 and paid to Party B by Party A.

Article 2 Contents of Consigned Management Services

2.1 Accounting Management Service

2.1.1 Goal

Achieve scientific management of the accounting system of Party A.

2.1.2 Contents of the Services
2.1.2.1 Provide information on financial and economic achievement analysis;
2.1.2.2 Conduct business instruction to improve budget management and counsel on business operation;
2.1.2.3 Coordinate the use of operating cash, adjust the capital structure, accelerate the turnover of cash flow, and effectively control financial risks;
2.1.2.4 Arrange internal and outside audit services;
2.1.2.5 Pursuant to the requirements of the class-evaluation system, provide optimal management proposals and consulting services as to financial management;
2.1.2.6 Provide working cost management consulting services.

2.2 Business Management Services

2.2.1 Goal

Provide services relating to the management of ceramic products and staff training so as to enhance the professional management and eventually promote the economic achievements of Party A.

2.2.2 Contents

2.2.2.1 Training to Party A Staff

(1) Training Duration
Training shall be conducted every month within the consigned term, and Party B shall notify Party A of the timetable, contents of services, and lecturers of training fifteen days (15) prior to the training. In the event of the staff members of Party A failing to take part in the training and to designate another employee to attend the class, Party A shall present the written proof five days before the training to Party B for such absence; otherwise it shall be treated as attendance of training class and Party A shall bear the relevant training cost. Both Party A and Party B shall be entitled to adjust the frequency of the training according to the business operations of Party A.

Consigned Management Agreement

(2) Contents of Training

A. Corporate culture training
Help trainees to establish a correct outlook on life and values, combine their own interests and business interests together and require trainees to write his career planning after the training.

B. The basic knowledge of products training Ensure all students can master all the knowledge of products, in order to allow the business staff in the market to meet market demand and fundamental changes, increase sales and continue to create higher profits for the company.

C. The basic marketing knowledge training Improve the basic business skills and common sense of sales through systematic training from the basic strange visit, negotiation, networks and terminals sales to the systematic integrated marketing communication knowledge in actual sales.

D. The sales policy training Focus on the training strengthen of corporate sales policies from the systematic lessons to the actual case of learning to enable students to clear market rules, ensure the adaptability to the market.

E. The team construction and management training Fundamentally solve the phenomenon of negative and inaction in the work of frontline operational staff through the good work of the individual to promote others to work well, a resolution of work in the negative, the of inaction,.

F. The time management planning training Develop good time management habits for every operational staff in the class.

G. The potential development and adjustment training Increase the firm confidence of all participants to the future and the work.

Consigned Management Agreement

2.2.2.2 Management of the Company

2.2.2.2.1 High efficient use of senior management and bring new concepts and new capacity for the company.
2.2.2.2.2 Enhance the overall effectiveness and efficiency of operations to the company.
2.2.2.2.3 Comprehensively improve the operator's management level and the concept of operation.
2.2.2.2.4 Comprehensively enhance the management capacity of the management team and working ability of the related staff.
2.2.2.2.5 Clear the way for the change of management in the level of concept and awareness.
2.2.2.2.6 Assist in the development of enterprise development strategies and operational tactics.

2.2.2.2.7 Establish scientific and rational management basis, process and system.

2.3 Advertising and Development Services

2.3.1 Target

Through the participation and assistance of Party A’s actual operation and provide training of management expertise to staff and further enhance the management level and professionalism of ceramic products for Party A and eventually reach and enhance operational efficiency.

2.3.2 Contents of Service

2.3.2.1 Advertising Services
(1) Provide detailed and practical marketing plans for Party A and adjust from time to time based on the effects of such plans;
(2) Assist Party A in selecting suitable advertising companies for the promotion and advertising of its brand image;
(3) Assist Party A in communications with advertising companies on behalf of Party A, and determine the details of the advertising plan;
(4) Promptly report to Party A in detail with respect to the achievement and effect of the advertising.

2.3.2.2 Development Services
(1) Conduct research on the market and provide suggestions on the selection of location of new stores and the distribution of supermarkets;
(2) Conduct research on the competitors of Party A, and provide related competition strategies;

Consigned Management Agreement

(3) Conduct research on the impressions of customers, and provide suggestions for perfection of customer services in accordance with the results of that research.

2.4 Human Resources Management Services

2.4.1 Target:

Achieve the proper distribution of human resources, maintain the stability of the management team, and stimulate the employees to positively work so as to increase economic achievement.

2.4.2 Contents

2.4.2.1 Recommend and nominate candidates for senior management staff positions of Party A, its wholly-owned supermarkets and all subsidiaries. Party A shall appoint such candidates in accordance with the requirement of each position;
2.4.2.2 Assist in perfecting organizational structure to improve management;
2.4.2.3 Establish a labor management system for Party A, including without limitation employment policies, training, a system of leaves and vacations, overtime work, resignation, dismissal, etc.;
2.4.2.4 Complete the employee salary system including for senior management staff;
2.4.2.5 Assist in completing the working effectiveness assessment system for employees and perfect the salary incentive system;
2.4.2.6 Provide training of labor management to the workers in the human resources department of Party A;
2.4.2.7 Provide consulting services to Party A relating to labor policies and social insurance;
2.4.2.8 Assist Party A in standardizing the management of human resources and establishment of related systems.

2.5 Internal Control Services

Party B shall assist Party A in establishing internal control systems and provide counseling on the following systems:

(1) System for use of company seals;
(2) System for collection of bills and checks;
(3) Budgeting management system;
(4)Asset management system;

Consigned Management Agreement

(5)Quality management system;
(6) Authorization and agency system;
(7) Management system of subsidiaries of Party A.

Article 3 Consigned Management Service Fee

3.1 Party A shall pay the Consigned Management Service Fee, equal to 2% of its total revenue as the Consideration for services provided by Party B as set forth in Article 2 hereof.

3.2 Party A shall pay to Party B the last year’s Consigned Management Services Fee before January 31st of each year.

3.3 Whereas the business relationship between Party A and Party B has been established through the Technical Services Agreement and the daily business operations of Party A shall bear a material impact on its capacity to make the payments due to Party B, the Shareholders of Party A jointly agree that they will immediately and unconditionally pay or transfer to Party B any bonus, dividends or any other incomes or benefits (regardless of the forms) obtained from Party A as the shareholders of Party A at the time when such payables occur and provide all necessary documents or take all necessary actions required by Party B to realize such payment or transfer .

3.4 Party B shall be entitled to request in writing that Party A adjust the Consideration in accordance with the quantity and quality of the consigned services. The Parties shall positively negotiate with each other in respect of the Consigned Management Service Fee, and Party A shall agree with such adjustment.

Article 4 Warranties and Undertakings by Party A

4.1 Within the term of this Agreement, Party B shall be the entity exclusively appointed by Party A to provide the services as set forth in Article 2 hereunder, and Party A shall not appoint any other entities to provide to Party A (including its branches and subsidiaries) any services the same as or similar to those services described in Article 2 hereof.

4.2 Without the prior written consent of Party B, Party A (including its branches and subsidiaries) shall not change its business target.

4.3 Without the prior written consent of Party B, Party A (including its branches and subsidiaries) shall not change its systems and policies regarding business operations, management and finance.

Consigned Management Agreement

4.4 Without the prior written consent of Party B, Party A shall not change its internal control system.

4.5 Without the prior written consent of Party B, Party A shall not change its internal organization.

4.6 Without the prior written consent of Party B, Party A shall not replace any senior management staff (including the senior management staff of its branches and subsidiaries).

4.7 Party A will provide information to Party B regarding the business operations, management and finances of Party A (including its branches and subsidiaries).

4.8 Party A will promptly and proactively notify Party B of any matters that adversely affect Party A.

4.9 Party A will give full cooperation to Party B, and provide assistance and convenience to Party B for its on-site work, and shall not hinder Party B from providing services as set forth in Article 2 hereof.

4.10 Party A will promptly make full payment of the Consigned Management Services Fee to Party B in accordance with the provisions hereof.

4.11Without the prior written consent by Party B, Party A shall not commit any act or omission that would materially affect Party B’s rights and interests hereunder.

Article 5 Warrants and Undertakings by Party B

5.1 Party B shall take advantage of its capacity and resources to provide the services as stipulated in Article 2 hereunder.

5.2 Party B shall timely adjust and complete the services in accordance with practical requests from Party A.

5.3 In the event that Party B intends to provide services to any other entities engaged in business similar to that of Party A, it shall give prior notice to Party A and strictly keep the confidential information obtained during the course of providing services to Party A.

5.4 Party B shall accept any reasonable suggestions from Party A during the course of providing services to Party A.

Consigned Management Agreement

Article 6 Guaranty

6.1 To secure the performance of the obligations assumed by Party A hereunder, Shareholders agree to pledge all their equity interests in Party A to Party B, and the Parties agree to execute an equity pledge agreement with respect thereto.

Article 7 Taxes and Expenses

7.1 The Parties shall pay, in accordance with relevant PRC laws and regulations, their respective taxes arising from the execution and performance of this Agreement.

Article 8 Assignment of the Agreement

8.1 Party A shall not transfer part or all its rights and obligations under this Agreement to any third party without the prior written consent of Party B.

8.2 The Parties agree that Party B shall be entitled to transfer, at its own discretion, any or all of its rights and obligations under this Agreement to any third party upon six (6) days’ written notice to Party A.

Article 9 Liability of Breach

9.1 If Party A fails to duly pay the Consigned Management Service Fee in accordance with the provisions of Article 3 hereunder, then Party A shall pay liquidated damages per day equal to 0.03% of the unpaid Consideration which falls due; if any delay of payment amounts to sixty (60) days, then Party B shall be entitled to exercise the right of pledge under the equity pledge agreement.

9.2 If Party A violates its representations and warranties hereunder and fails to redress such violation within sixty (60) days upon receipt of written notice from Party B, Party B shall be entitled to exercise the right of pledge under the equity pledge agreement.

9.3 If Party B is in non-performance, or incomplete performance, of this Agreement, or is otherwise in default of any of its representations and warranties hereunder, Party A shall be entitled to request Party B to redress its default.

Article 10 Effect, Modification and Cancellation

10.1 This Agreement shall take effect on the date of execution hereof, and the valid term hereof shall be expired upon the date of completion of the acquisition of the assets or the equity of Party A by Party B or its designated third party.

10.2 The modification of this Agreement shall not be effective without written agreement through negotiation. If the Parties do not reach an agreement, this Agreement remains effective.

Consigned Management Agreement

10.3 This Agreement shall not be discharged or canceled without written agreement through negotiation, provided that Party B may, by giving thirty days’ prior notice to the other Parties hereto, terminate this Agreement.

10.4 If Party B fails to provide the loan in accordance with the Loan Agreement signed between Party B and the Shareholders on May 30th, 2008, this Agreement shall be automatically terminated.

Article 11 Confidentiality

11.1 Any information, documents, data and all other materials (herein “Confidential Information”) arising out of the negotiation, signing, and implementation of this Agreement, shall be kept in strict confidence by the Parties. Without the written approval of the other Parties, no Party shall disclose to any third party any Confidential Information, but the following circumstances shall be excluded:
(1) Material that is known or may be known by the Public (but not including materials disclosed by each Party receiving the Confidential Information);
(2) Materials required to be disclosed subject to applicable laws or rules or provisions of a stock exchange; or
(3) Materials disclosed by each Party to its legal or financial consultant relating to the transaction of this Agreement, and this legal or financial consultant shall comply with the confidentiality set forth in this Section. The disclosure of the Confidential Information by staff or a consignee of any Party shall be deemed the disclosure of such Confidential Information by such Party, and such Party shall bear the liabilities for breaching the contract. This Clause shall survive whether this Agreement is invalid, amended, revoked, terminated or unable to be implemented for any reason.

11.2 If this Agreement is terminated or becomes invalid or unenforceable, the validity and enforceability of Article 11 shall not be affected or impaired.

Article 12 Force Majeure

12.1 “Force Majeure” refers to any event that could not be foreseen, and could not be avoided and overcome, which includes among other things, but without limitation, acts of nature (such as earthquakes, floods or fires), government acts, strikes or riots.

12.2 If an event of force majeure occurs, any of the Parties that is prevented from performing its obligations under this Agreement by an event of force majeure shall notify the other Parties without delay and within fifteen (15) days of the event provide detailed information about and notarized documents evidencing the event, shall take appropriate measures to minimize or remove the negative effects of force majeure on the other Parties and shall not assume the liabilities for breaching this Agreement. The Parties shall continue performing this Agreement after the event of force majeure disappears.

Consigned Management Agreement

Article 13 Governing Law and Dispute Resolution

13.1 The effectiveness, interpretation, implementation and dispute resolution related to this Agreement shall be governed under PRC Laws.

13.2 Any dispute arising out of this Agreement shall be resolved by the Parties through mutual negotiation. If the Parties cannot reach an agreement within thirty (30) days from the date on which the dispute is brought forward, each Party may submit the dispute to the Beijing Arbitration Commission for arbitration under its applicable rules, and the language of arbitration proceedings shall be Chinese. The arbitration award shall be final and binding upon both parties.

13.3 During the process of dispute resolution, the Parties shall continue to perform other terms under this Agreement, except for the provisions subject to the dispute resolution.

Article 14 Miscellaneous

14.1 The Parties acknowledge that this Agreement constitutes the entire agreement of the Parties with respect to the subject matters hereof and supersedes and replaces all prior or contemporaneous oral or written agreements and understandings.

14.2 This Agreement shall bind and benefit the successor of each Party and any transferee permitted hereunder with the same rights and obligations as if such successor or transferee were an original party hereto.

14.3 Any notice required to be given or delivered to the Parties hereunder shall be in writing and delivered to the address as indicated below or such other address or as such party may designate, in writing, from time to time. All notices shall be deemed to have been given or delivered upon by personal delivery, fax and registered mail. It shall be deemed to be delivered upon: (1) registered air mail: 5 business days after deposit in the mail; (2) personal delivery and fax: 2 business days after transmission. If the notice is delivered by fax, it should be confirmed by original through registered air mail or personal delivery:

Party A:
Contact person: Wang Chen
Address: Room324, 3/F, 1stStreet, Tianjin Economic-Technological Development Area
Tel: 86-22-28590002   Fax: 86-22-28590003

Consigned Management Agreement

Party B:
Contact person: Wang Chen
Address: Room A2-191, No.166 Xisandao, Konggang Logistics Processing Zones, Tianjin
Tel: 86-22-28590002  Fax: 86-22-28590003

The Representative designated by the Shareholders
Contact person: Wang Chen
Address: Shengkai Ind. Park Wanggang R.d Jinnan (Shuanggang) Dev. Area Tianjin
Tel: 86-22-28590002   Fax: 86-22-28590003

14.4 This Agreement is executed in eleven originals with each party holding one original, and each of the originals shall be equally valid and authentic.

[Signature Page Follows]

Consigned Management Agreement

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

Party A Tianjin Shengkai Industrial Technology Development Co., Ltd.
Legal Representative: Wang Chen
Signature and Company seal:

Party B Shengkai (Tianjin) Ceramic Valve Co., Ltd.
Legal Representative: Wang Chen
Signature and Company Seal:
Shareholders

Name of the Shareholders	Signature	Name of the Shareholders	Signature
Wang Chen	/s/ Wang Chen	Guo Wei	/s/ Guo Wei
Zhao Yanqiu	/s/ Zhao Yanqiu	Ji Haihong	/s/ Ji Haihong
Zhang Ying	/s/ Zhang Ying	Miao Yang	/s/ Miao Yang
Chen Fang	/s/ Chen Fang	Wu Yanping	/s/ Wu Yanping
Liu Naifan	/s/ Liu Naifan